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                                                                    EXHIBIT 99.1

[MSX INTERNATIONAL LOGO]


FOR IMMEDIATE RELEASE                           David Crittenden -- Financial
DATE: JULY 25, 2003                             MSX INTERNATIONAL
                                                248-829-6031
                                                dcrittenden@msxi.com

                                                Bruce Wagner -- Media
                                                MSX INTERNATIONAL
                                                248-829-6254
                                                BWAGNER@MSXI.COM



MSX International prices senior secured notes

SOUTHFIELD, Mich., July 25, 2003 -- MSX International today announced that it has priced a private offering of senior secured notes. The company and a wholly-owned, indirect subsidiary based in the United Kingdom will issue various notes totaling $100.5 million in the aggregate. The notes, which yield an average 11.31% interest, are due October 15, 2007.

MSXI intends to use the net proceeds from the note offering to repay existing bank indebtedness that matures from December 2004 through December 2006. In connection with the offering, MSX International plans to enter into a new $40,000,000 revolving credit facility with a group of lenders. The notes will be guaranteed by certain of MSX International's subsidiaries and will be secured by substantially all of MSX International's assets and the assets of the guarantors, subject to liens securing MSX International's new senior credit facility.

MSX International expects to offer the notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering. The various notes involved will not be registered under the Securities Act of 1933 and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state in which any such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

MSX International, headquartered in Southfield, Mich., is a global provider of technical business services. The company combines innovative people, standardized processes and today's technologies to deliver a collaborative, competitive advantage. MSX International has over 7,000 employees in 25 countries. Visit their Web site at http://www.msxi.com.


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Certain of the statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current management projections and expectations. They involve significant risks and uncertainties. As such, they are not guarantees of future performance. MSX International disclaims any intent or obligation to update such statements.

Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors include: our leverage and related exposure to changes in interest rates; our reliance on major customers in the automotive industry and the timing of their product development and other initiatives; the market demand for our technical business services in general; our ability to recruit and place qualified personnel; delays or unexpected costs associated with cost reduction efforts; risks associated with operating internationally, including economic, political and currency risks; and risks associated with our acquisition strategy. Additional information concerning these and other factors are discussed under the heading "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K (dated March 27, 2003), and in other filings with the Securities and Exchange Commission.